Exhibit 99.1

DRAFTKINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	March 31, 2020 (Unaudited)	December 31, 2019
Assets
Current assets:
Cash	$97,099	$76,533
Cash reserved for users	114,865	144,000
Receivables reserved for users	10,526	19,828
Prepaid expenses and other current assets	16,696	20,787
Total current assets	239,186	261,148

Property and equipment, net	26,372	25,945
Intangible assets, net	34,137	33,939
Goodwill	4,738	4,738
Equity method investment	2,318	2,521
Deposits	2,845	2,434
Total assets	$309,596	$330,725

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$82,073	$85,295
Liabilities to users	125,366	163,035
Term note	44,500	6,750
Total current liabilities	251,939	255,080

Convertible promissory notes	110,230	68,363
Other long-term liabilities	49,378	56,862
Total liabilities	411,547	380,305

Commitments and contingencies (Note 13)

See accompanying notes to condensed consolidated financial statements.

DRAFTKINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Amounts in thousands)

Redeemable convertible preferred stock:
Series E-1 redeemable convertible preferred stock, $0.001 par value; 54,901 shares authorized, issued and outstanding at March 31, 2020 and December 31, 2019; liquidation preference of $120,943 as of March 31, 2020 and December 31, 2019	119,832	119,752
Series F redeemable convertible preferred stock, $0.001 par value; 78,445 shares authorized, 59,663 and 55,349 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively; liquidation preference of $152,117 and $141,177 as of March 31, 2020 and December 31, 2019, respectively	149,785	138,619
Total redeemable convertible preferred stock	269,617	258,371

Stockholders’ deficit:
Common stock, $0.001 par value; 735,000 shares authorized as of March 31, 2020 and December 31, 2019; 390,900 and 389,610 shares issued and outstanding at March 31, 2020 and December 31, 2019 respectively	391	390
Additional paid-in capital	695,505	690,443
Accumulated deficit	(1,067,464)	(998,784)
Total stockholders’ deficit	(371,568)	(307,951)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$309,596	$330,725

See accompanying notes to condensed consolidated financial statements.

DRAFTKINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except loss per share data)

	Three months ended March 31,
	2020 (Unaudited)	2019 (Unaudited)

Revenue	$88,542	$68,092
Cost of revenue	43,416	21,552
Sales and marketing	53,706	36,845
Product and technology	18,041	13,089
General and administrative	39,496	26,813
Loss from operations	(66,117)	(30,207)

Other income (expense):
Interest income (expense), net	(2,351)	661
Loss before income tax provision	(68,468)	(29,546)

Income tax provision	9	8
Loss from equity method investment	203	—
Net loss	$(68,680)	$(29,554)

Loss per share attributable to common stockholders:
Basic and diluted	$(0.18)	$(0.08)

See accompanying notes to condensed consolidated financial statements.

DRAFTKINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE
CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(Unaudited)

(Amounts in thousands)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balances at December 31, 2018	111,969	$261,277	384,009	$384	$670,439	$(856,050)	$(185,227)
Issuance of Series F Preferred Stock	2,879	7,245	—	—	—	—	—
Exercise of Stock Options	—	—	312	—	126	—	126
Accretion of Preferred Stock Issuance Cost	—	378	—	—	(378)	—	(378)
Stock-Based Compensation Expense	—	—	—	—	4,831	—	4,831
Net Loss	—	—	—	—	—	(29,554)	(29,554)
Balances at March 31, 2019	114,848	$268,900	384,321	$384	$675,018	$(885,604)	$(210,202)

Balances at December 31, 2019	110,250	$258,371	389,610	$390	$690,443	$(998,784)	$(307,951)
Issuance of Series F Preferred Stock for Promissory Notes	4,314	11,000	—	—	—	—	—
Exercise of Stock Options	—	—	1,290	1	466	—	467
Accretion of Preferred Stock Issuance Cost	—	246	—	—	(246)	—	(246)
Stock-Based Compensation Expense	—	—	—	—	4,842	—	4,842
Net Loss	—	—	—	—	—	(68,680)	(68,680)
Balances at March 31, 2020	114,564	$269,617	390,900	$391	$695,505	$(1,067,464)	$(371,568)

See accompanying notes to condensed consolidated financial statements.

DRAFTKINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Three months ended March 31,
	2020 (Unaudited)	2019 (Unaudited)
Cash Flows from Operating Activities
Net loss	$(68,680)	$(29,554)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	4,704	2,925
Noncash rent expense	87	—
Noncash interest expense	2,583	42
Stock-based compensation expense	4,842	4,831
Loss on exit activities	—	179
Loss on disposal of assets	—	730
Loss from equity method investment	203	—
Deferred income taxes	9	7
Changes in operating assets and liabilities:
Cash reserved for users	29,135	18,778
Receivables reserved for users	9,302	3,026
Prepaid expenses and other current assets	4,091	2,275
Deposits	(411)	1
Accounts payable and accrued expenses	(2,378)	(7,602)
Other long-term liabilities	3,420	10,078
Liabilities to users	(37,669)	(22,110)
Net cash used in Operating Activities	(50,762)	(16,394)

Cash Flows from Investing Activities
Purchases of property and equipment	(1,871)	(10,571)
Capitalization of internal-use software costs	(3,887)	(3,106)
Acquisition of state licenses	(571)	(100)
Net cash used in Investing Activities	(6,329)	(13,777)

Cash Flows from Financing Activities
Net proceeds from term notes	37,750	—
Net proceeds due to issuance of Series F Redeemable Convertible Preferred Stock	—	7,245
Net proceeds from issuance of convertible promissory notes	39,440	—
Proceeds from exercise of stock options	467	126
Net cash provided by Financing Activities	77,657	7,371
Net Increase (Decrease) in Cash	20,566	(22,800)

Cash at Beginning of Year	76,533	117,908
Cash at End of Period	$97,099	$95,108

Supplemental Disclosure of Noncash Investing and Financing Activities
Accretion of Series E-1 and F Redeemable Convertible Preferred Stock	$246	$378
Extinguishment of promissory notes for Series F Redeemable Convertible Preferred Stock	(11,000)	—
Decrease of accounts payable and accrued expenses from state licenses	(1,000)	—
Supplemental Disclosure of Cash Activities
Cash paid for interest	80	61

See accompanying notes to condensed consolidated financial statements.

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

1.	Description of Business

DraftKings Inc. (the “Company” or “DraftKings”) was incorporated in Delaware on December 31, 2011. The Company provides online and retail sports wagering offerings, online daily fantasy sports contests, and online casino games. The Company is headquartered in Boston, MA. The Company began accepting users in the United States and Canada in 2012; the United Kingdom in 2016; Germany, Malta, Netherlands, Ireland, and Austria in 2017; and Australia in 2018.

In May 2018, the Supreme Court (the “Court”) struck down on constitutional grounds the Professional and Amateur Sports Protection Act of 1992 (“PASPA”), a law that prohibited most states from authorizing and regulating sports betting. Since the Court’s decision, states have moved quickly to legalize and regulate sports betting. U.S. jurisdictions with statutes legalizing statewide online sports betting as of March 31, 2020 are Nevada, New Jersey, West Virginia, Pennsylvania, Indiana, Iowa, Tennessee, New Hampshire, Oregon, Colorado, Michigan, Illinois, Puerto Rico, Washington, D.C, and Rhode Island. States and territories authorizing and regulating sports betting at specific retail locations are Nevada, New York, North Carolina, Illinois, Iowa, Indiana, New Hampshire, Washington, D.C., New Jersey, West Virginia, Mississippi, Montana, Rhode Island, Delaware, Pennsylvania, Arkansas, Puerto Rico, Michigan, Washington, and Colorado. Several states have enacted laws authorizing sports wagering on the Internet or in retail locations, but operations have not yet begun. As of March 31, 2020, the Company operates Internet sports betting in Indiana, Iowa, New Hampshire, New Jersey, Pennsylvania, and West Virginia, and has retail sportsbooks in Mississippi, New York, New Jersey and at three locations in Iowa as well. The Company also has an online casino product in New Jersey and laws have been passed authorizing online casinos in Pennsylvania, Michigan and West Virginia. The Company also has multi-state agreements in place to expand operations upon the passing of the appropriate laws and regulations and the receipt of the appropriate license. Following the end of the quarter DraftKings began operations of its online sportsbook in Colorado and online casino product in Pennsylvania.

On December 22, 2019, the Company became a party to a business combination agreement (as amended, the “BCA” or the “Business Combination Agreement”, and the transactions contemplated thereby, the “Business Combination”) with Diamond Eagle Acquisition Corp. (“DEAC”), SBTech (Global) Limited (“SBTech”), DEAC NV Merger Corp. (“DEAC Nevada”), DEAC Merger Sub Inc. (“Merger Sub”) and certain other parties thereto. On April 23, 2020, the parties to the BCA consummated the transactions contemplated thereby, and DraftKings and SBTech are now wholly-owned subsidiaries of DEAC Nevada, subsequently renamed “DraftKings Inc.” The Business Combination is further described in Note 17.

Recently, the outbreak of the novel coronavirus (“COVID-19”) has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The COVID-19 pandemic and government responses are creating disruption in global supply chains and adversely impacting many industries. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of COVID-19. Nevertheless, COVID-19 presents material uncertainty and risk with respect to the Company, its performance, and its financial results and could adversely affect the Company’s financial information.

The direct impact on the business of DraftKings beyond disruptions in normal business operations in several offices is primarily through the suspension, postponement and cancellation of major sports seasons and sporting events. Typically, during the March and April time periods, DraftKings would have significant user interest and activity in the Sportsbook product offerings for sporting events across the major European Soccer competitions, NBA, NCAA college basketball tournament, the Masters golf tournament and the NHL. The status of all of these sporting events is that they are postponed or unknown as to when they will restart, including whether the NBA season will be completed either in part or in its entirety on a delayed schedule. In particular, these changes have reduced customers’ use of, and spending on, the Company’s product offerings, and have caused the Company to issue refunds for canceled events. Additionally, retail casinos where the Company has a branded Sportsbook have closed. The Company’s revenues vary based on major sports seasons and sporting events, which will not generate as much revenue as they would have without the cancellation or postponements in the wake of COVID-19. However, with respect to product offerings that do not rely on major sports seasons and sporting events, such as iGaming, the Company expects to continue to generate revenue. DraftKings is also innovating to generate more content that does not rely on major sports seasons and sporting events, for example, products that allow people to wager on events such as eSports such as simulated NASCAR and League of Legends. In March 2020, DraftKings drew down substantially all of its revolving credit facility (see Note 6) in order to provide financial flexibility at a moment when there were many uncertainties from the impact of COVID-19, including potential limits on its access to financial and capital markets.

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

During this period, the Company began managing the variable portion of its cost structures to better align with revenue, including cost of goods sold related to consumer spending on sporting events. The Company also reduced external marketing spend during this period of disruption. Significant or prolonged decrease in consumer spending on entertainment or leisure activities could adversely affect the demand for product offerings, reducing cash flows and revenues, and thereby materially harming the business, financial condition and results of operations. However, assuming sports return this year, even without audiences, the Company does not expect a long-term impact on its financial condition and results of operations. Finally, the Company has business continuity programs in place to ensure that employees are safe and that the businesses continue to function while its employees work remotely.

2.	Summary of Significant Accounting Policies and Practices

Basis of Presentation and Principles of Consolidation

These unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and accounting principles generally accepted in the United States (“U.S. GAAP”) for interim reporting. Accordingly, certain notes or other information that are normally required by U.S. GAAP have been omitted if they substantially duplicate the disclosures contained in the Company’s annual audited consolidated financial statements. Accordingly, the unaudited condensed consolidated financial statements should be read in connection with the Company’s audited financial statements and related notes as of and for the year ended December 31, 2019. The accompanying condensed consolidated financial statements are unaudited; however, in the opinion of management, they include all normal and recurring adjustments necessary for a fair presentation of the Company’s unaudited condensed consolidated financial statements for the periods presented. Results of operations reported for interim periods are not necessarily indicative of results for the entire year, due to seasonal fluctuations in the Company’s revenue as a result of timing of various sports seasons.

The accompanying unaudited condensed consolidated financial statements include the accounts and operations of the Company. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions reflected in the financial statements relate to and include, but are not limited to, the valuation of equity awards; fair value estimates of embedded derivatives; purchase price allocations, including fair value estimates of intangible assets and long-term contingent liabilities; the estimated useful lives of fixed assets and intangible assets, including internally developed software costs; and accrued expenses.

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

Going Concern

Since its inception, the Company has funded its operations primarily with proceeds from sales of convertible preferred stock (including proceeds from convertible debt, which converted into convertible preferred stock and convertible preferred stock which was converted into common stock) and to a lesser extent, borrowings under loan and security agreements. The Company has experienced operating losses for the years ended December 31, 2019 and 2018 and the three months ended March 31, 2020. In addition, as of March 31, 2020, as well as of December 31, 2019, the Company had negative operating cash flows of $50,762 and $78,880, respectively. The Company expects to continue to incur operating losses for the foreseeable future.

Going forward, the Company may require additional financing in order to continue to develop its product and execute on its business plan. However, based on anticipated spend and cash received from the Business Combination and timing of expenditure assumptions, the Company currently expects that its cash will be sufficient to fund its operating expenses, capital expenditure requirements and debt service payments for at least the next 12 months from issuance.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company, which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of operating cash and cash reserved for users. The Company maintains cash and cash reserves for users primarily across five financial institutions; however, the vast majority is held with one financial institution within separate bank accounts, which management believes to be of a high credit quality, in amounts that exceed federally insured limits. The Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Acquisitions

The Company accounts for business combinations under the acquisition method of accounting, in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, which requires assets acquired and liabilities assumed to be recognized at their fair values on the acquisition date. Any excess of the fair value of purchase consideration over the fair value of the assets acquired less liabilities assumed is recorded as goodwill. The fair values of the assets acquired and liabilities assumed are determined based upon the valuation of the acquired business and involves management making significant estimates and assumptions.

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

Cash Reserved for Users

The Company maintains separate bank accounts to segregate users’ funds from operational funds. In certain regulated jurisdictions, user funds are titled to DK Player Reserve, LLC, a wholly-owned subsidiary of the Company, which was organized in the State of Delaware, for the purpose of protecting users’ funds in the event of creditor claims.

Receivables Reserved for Users

User deposit receivables are stated at the amount the Company expects to collect from a payment processor. These arise due to the timing differences between a user’s deposit and the receipt of the payment into the Company’s bank accounts. Receivables also arise as the result of the securitization policies of certain payment processors.

Liabilities to Users

The Company records liabilities for amounts due to users of which the balance consists of user deposits and user winnings less user withdrawals and user losses. Total liabilities to users are fully reserved by the cash reserved for users and receivables reserved for users.

Recently Adopted Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updated (“ASU”) No. 2018-07, Compensation — Stock Compensation (Topic 718), to simplify the accounting for share-based payments to non-employees by aligning it with the accounting for share-based payments to employees, with certain exceptions. Under the new standard, equity-classified non-employee awards are initially measured on the grant date and re-measured only upon modification, rather than at each reporting period. Measurement is based on an estimate of the fair value of the equity instruments to be issued. The Company adopted this pronouncement as of January 1, 2020. The adoption of this standard did not have a significant impact on the Company.

3.	Property and Equipment

Property and equipment, net consists of the following:

	March 31, 2020	December 31, 2019

Computer equipment and software	$11,219	$9,685
Furniture and fixtures	6,113	5,891
Leasehold improvements	17,488	17,373
Property and Equipment	34,820	32,949
Accumulated depreciation	(8,448)	(7,004)
Property and Equipment, net	$26,372	$25,945

Depreciation expense on property and equipment was $1,444 and $827 for the three months ended March 31, 2020 and 2019, respectively.

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

4.	Intangible Assets and Goodwill

Intangible Assets

The Company has the following intangible assets, net at March 31, 2020:

	Weighted- Average Remaining Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net

Internally developed software	2.28 years	$47,640	$(23,950)	$23,690
State licenses	4.89 years	11,574	(1,127)	10,447
Intangible Assets, net		$59,214	$(25,077)	$34,137

The Company has the following intangible assets, net at December 31, 2019:

	Weighted- Average Remaining Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net

User relationships	—	$3,328	$(3,328)	$—
Internally developed software	2.35 years	43,753	(21,188)	22,565
State licenses	4.86 years	12,003	(629)	11,374
Intangible Assets, net		$59,084	$(25,145)	$33,939

The Company recorded amortization expense of $3,260 and $2,098 for the three months ended March 31, 2020 and 2019, respectively.

Goodwill

Due to COVID-19, the Company determined a triggering event occurred and performed an interim goodwill impairment evaluation to determine the fair value of the reporting unit. The evaluation determined the fair value of the reporting unit exceeded the book value of the reporting unit and, as such, no impairment was recorded during the period ended March 31, 2020.

5.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	March 31, 2020	December 31, 2019

Accounts payable	$28,290	$16,618
Accrued payroll and related expenses	7,188	17,770
Accrued professional fees	10,255	10,344
Accrued operating taxes	3,762	5,745
Accrued other operating expenses	32,578	34,818
Total	$82,073	$85,295

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

6.	Current and Long-term Liabilities

Term Note

In October 2016, the Company entered into an amended and restated loan and security agreement with Pacific Western Bank, which was most recently amended in April 2020 (as amended, the “Credit Agreement”). The Credit Agreement has a maturity date of September 15, 2020. As of March 31, 2020 and December 31, 2019, the Credit Agreement provided a revolving line of credit of up to $50,000. In February 2020, the Company paid off its $6,750 term note outstanding at December 31, 2019. In March 2020, the Company borrowed $44,500 against the available revolving line.

The net facility available from the Credit Agreement for future withdrawals as of March 31, 2020 is $1,019, which represents the $50,000 facility less the $44,500 in funds withdrawn and the $4,481 in letters of credit outlined in Note 13. As of April 25, 2020, all outstanding principal amounts on the revolving line of $44,500 were repaid.

Borrowings under the Credit Agreement bear interest at a variable annual rate equal to the greater of (i) 1.00% above the prime rate then in effect and (ii) 6.50%, and the Credit Agreement requires monthly, interest-only payments. In addition, the Company is required to pay quarterly in arrears a fee equal to 0.25% per annum of the unused portion of the revolving line of credit. Upon the earlier of (i) an Acquisition, as defined in the Credit Agreement, or (ii) the closing of an initial public offering, in either case, the Company will also be required to pay a success fee to Pacific Western Bank in the amount of $600 or $650 if the outstanding principal amount exceeds $45,000 at any time. Beginning on March 13, 2020, the principal amount borrowed exceeded $45,000.

As of December 31, 2019, the Company did not meet all financial and non-financial covenants per the Credit Agreement; however, the Company has received waivers from Pacific Western Bank for all covenants not met. As of March 31, 2020, the Company was in full compliance with all financial and non-financial covenants per the Credit Agreement.

Borrowings under the Credit Agreement are secured by a first lien on all issued and outstanding shares of capital stock of the Company’s subsidiaries (except for any foreign subsidiaries, for which 65% of such capital stock is pledged) and on all assets, including intellectual property.

Pursuant to the Credit Agreement, the Company is required to maintain substantially all depository, operating and investment accounts, excluding amounts related to the Company’s gaming business, with Pacific Western Bank. The Company is also subject to certain affirmative and negative covenants until maturity. These covenants include limitations on the Company’s ability to incur additional indebtedness and to pay dividends. Obligations under the Credit Agreement are subject to acceleration upon the occurrence of specified events of default, including failure to comply with covenants.

Amounts outstanding were recorded as current liabilities in the condensed consolidated balance sheets as of March 31, 2020 and December 31, 2019. The interest rate in effect was 6.5% and the Company recorded interest expense of $197 and $61 for the three months ended March 31, 2020 and 2019, respectively, which is included in interest income (expense), net in the condensed consolidated statements of operations.

Preferred Stock Investor in Series F Note

On September 26, 2019, the Company entered into share redemption agreements with certain funds managed by the Preferred Stock Investor in Series F (the “Preferred Stock Investor in Series F Funds”), pursuant to which the Company repurchased and redeemed shares of its preferred stock held by the Preferred Stock Investor in Series F Funds (the “Preferred Stock Investor in Series F Redemption”). Most of the consideration paid by DraftKings in connection with the Preferred Stock Investor in Series F Redemption, equaling approximately $11,000, was paid by the issuance of promissory notes to certain of the Preferred Stock Investor in Series F Funds (the “Preferred Stock Investor in Series F Notes”). The Preferred Stock Investor in Series F Notes have a maturity date of the earlier of September 26, 2021 and the date on which DraftKings closes an equity financing with gross proceeds to DraftKings of at least $100 million. Until December 31, 2019, unpaid interest will accrue on the Preferred Stock Investor in Series F Notes at a rate of 2.33% per annum, computed on a basis of a 365-day year and payable annually in arrears. Following December 31, 2019, unpaid interest will accrue at a rate of 7.5% per annum, computed on a basis of a 365-day year and payable annually in arrears. Upon any event of default, as defined in the Preferred Stock Investor in Series F Notes, and at the option and upon the declaration of the holder thereof, the Preferred Stock Investor in Series F Notes will accelerate, and all principal and unpaid accrued interest will become due and payable.

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

The Preferred Stock Investor in Series F Notes are subordinated to the Credit Agreement and any indebtedness or debentures, notes or other such indebtedness issued in exchange for the Credit Agreement, pursuant to a subordination agreement entered into by and among the relevant Preferred Stock Investor in Series F Funds, the Company and Pacific Western Bank, dated as of September 25, 2019.

In March 2020, the Preferred Stock Investor extinguished $11,000 of promissory notes in exchange for Series F redeemable convertible preferred stock at $2.55 per share. The 4,314 shares issued carry the same price per share, conversion ratio, voting rights and all other qualities of Series F redeemable convertible preferred stock outlined in Note 8. No fees were incurred in connection with the cancellation of the promissory notes and issuance of Series F redeemable convertible preferred stock.

Indirect Taxes

Taxation of e-commerce is becoming more prevalent which could negatively affect the Company’s business and its users. The ultimate impact of indirect taxes on the Company’s business is uncertain, as is the period required to resolve this uncertainty. The Company’s estimated contingent liability for indirect taxes represents the Company’s best estimate of tax liability in jurisdictions in which the Company believes taxation is probable. The Company frequently reevaluates its tax positions for appropriateness.

Indirect taxation laws are complex and subject to differences in application and interpretation. Tax authorities may impose indirect taxes on Internet-delivered activities based on statutes and regulations which, in some cases, were established prior to the advent of the Internet and do not apply with certainty to the Company’s business. The Company’s estimated contingent liability for indirect taxes may be materially impacted by future indirect tax audit results, litigation and settlements, should they occur. The Company’s activities by jurisdiction may vary from period to period, which could result in differences in the applicability of indirect tax from period to period.

As of March 31, 2020 and December 31, 2019, the Company’s estimated contingent liability for indirect taxes was $39,523 and $35,899, respectively. This is recorded within other long-term liabilities on the condensed consolidated balance sheets and general and administrative expenses in the condensed consolidated statements of operations.

Deferred Rent

In conjunction with its newly leased business facilities, the Company receives incentives from landlords for tenant owned leasehold improvements. These short-term and long-term amounts are recorded as deferred rent reported in the accounts payable, accrued expenses and other long-term liabilities sections of the condensed consolidated balance sheets. These amounts are released ratably over the lease term, with an offset to current period lease expense. For the three months ended March 31, 2020, rent expense has been reduced by $87 due to the release of the deferred rent balance. Short-term and long-term deferred rent balances as of March 31, 2020 are $1,156 and $9,629, respectively. At December 31, 2019, the short-term and long-term balances of deferred rent are $1,125 and $9,747, respectively.

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

7.	Convertible Promissory Notes

Beginning in December 2019, DraftKings issued subordinated convertible promissory notes to certain investors (the “Convertible Notes”). The aggregate principal amount outstanding under the Convertible Notes was approximately $109,165 at March 31, 2020 and $69,123 at December 31, 2019. Interest accrues on the Convertible Notes at a rate of 10% per annum and is automatically capitalized and added to the outstanding principal amount of each Convertible Note on each anniversary of the date of issuance of such Convertible Note. The Convertible Notes may only be prepaid with the consent of the holders of a majority of the then-outstanding principal amount (the “Majority Holders”). In connection with issuance of the Convertible Notes, the Company incurred fees in the amount of 1.5% of the gross proceeds, payable to a related party as described in Note 12. These fees are capitalized as debt issuance costs and are recorded in the convertible promissory notes in the condensed consolidated balance sheets. The amount owed to the related party is recorded in accounts payable and accrued expenses in the condensed consolidated balance sheets.

The Convertible Notes automatically convert into equity upon (i) a business combination transaction that results in common shares of DraftKings, its successor or a new parent company being listed on a national securities exchange (a “Qualified Business Combination”), (ii) the issuance of equity securities of DraftKings that results in DraftKings receiving a minimum of $100,000 in proceeds (a “Qualified Financing”) or (iii) an initial public offering of the equity securities of DraftKings pursuant to a registration statement under the Securities Act of 1933, as amended (an “IPO”). In the case of a Qualified Business Combination, the outstanding principal and interest on the Convertible Notes will convert into listed common shares of DraftKings, its successor or the new parent entity, as applicable, at a price per share equal to (i) in the case of the closing of the Private Investment in Public Entity (“PIPE”) Transaction, the price paid by the cash investors purchasing PIPE Shares in the PIPE Transaction and (ii) in all other cases, the volume weighted average trading price of such shares for the five consecutive trading days ending on the trading day immediately preceding the closing of the Qualified Business Combination. In the case of a Qualified Financing, the outstanding principal and interest on the Convertible Notes will convert into the equity securities sold to the cash investors in such Qualified Financing, at a price per share equal to the price paid by the cash investors in such Qualified Financing. In the case of an IPO, the outstanding principal and interest on the Convertible Notes will convert into the equity securities sold in such IPO, at a price per share equal to the initial public offering price.

At the election of the Majority Holders, the Convertible Notes are convertible into equity upon the issuance of equity securities of DraftKings that results in DraftKings receiving less than $100,000 in proceeds (a “Non-Qualified Financing”). In the case of a Non-Qualified Financing, the outstanding principal and interest on the Convertible Notes will convert into the equity securities sold to the cash investors in such Non-Qualified Financing, at a price per share equal to the price paid by the cash investors in such Non-Qualified Financing.

In the event of a combination, consolidation or merger, other than a Qualified Business Combination, or a transfer of more than 50% of the voting power of DraftKings’ stock to stockholders that were not stockholders on the date of issuance of the Convertible Notes, the Company will be obligated to repay the Convertible Notes an amount equal to the outstanding principal and interest, plus a prepayment premium equal to 15% of the original principal amount.

In addition to the foregoing, in the event that the Convertible Notes remain outstanding on December 16, 2022 (the “CN Maturity Date”), the Convertible Notes will convert as of the CN Maturity Date into shares of a newly created series of DraftKings’ preferred stock having substantially the same rights, privileges and preferences as DraftKings’ existing Series F Preferred Stock at a conversion price equal to $3.31 (as adjusted for any stock split, stock dividend, combination, recapitalization or similar transaction).

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

The Convertible Notes are subordinated to the Credit Agreement and any indebtedness or debentures, notes or other such indebtedness issued in exchange for the Credit Agreement, pursuant to a subordination agreement entered into by and among the holders of the Convertible Notes, DraftKings and Pacific Western Bank.

The Convertible Notes have a provision requiring the repayment of the notes at a premium upon a change of control, which constitutes an embedded compound derivative that is being accounted for separately. Each reporting period, the Company will record the derivative liability at fair value, with any changes in fair value recorded in the condensed consolidated statements of operations. The Company determined that the fair value of this embedded compound derivative was $721 at March 31, 2020 and $457 at December 31, 2019. The derivative was recorded as a debt discount and will be amortized as interest expense using the effective interest method. The Company recorded total interest expense of $2,426 and $0 for the three months ended March 31, 2020 and 2019, respectively.

The Convertible Notes converted as part of the Business Combination that occurred on April 23, 2020, as described in Note 17.

8.	Redeemable Convertible Preferred Stock

The Company had the following shares of preferred stock authorized and outstanding at March 31, 2020:

	Preferred Shares Authorized	Preferred Shares Issued and Outstanding	Carrying Value

Series E-1 redeemable convertible preferred stock	54,901	54,901	$119,832
Series F redeemable convertible preferred stock	78,445	59,663	149,785
Total	133,346	114,564	$269,617

The Company had the following shares of preferred stock authorized and outstanding at December 31, 2019:

	Preferred Shares Authorized	Preferred Shares Issued and Outstanding	Carrying Value

Series E-1 redeemable convertible preferred stock	54,901	54,901	$119,752
Series F redeemable convertible preferred stock	78,445	55,349	138,619
Total	133,346	110,250	$258,371

In March 2020, the Company issued 4,314 shares of Series F preferred stock in settlement of $11,000 promissory notes, as described in Note 6.

As of March 31, 2020, the Company had 54,901 and 59,663 shares of Series E-1 and Series F convertible preferred stock with conversion rates of approximately 1.57, and 2.55 per share, respectively.

As of December 31, 2019, the Company had 54,901 and 55,349 shares of Series E-1 and Series F convertible preferred stock with conversion rates of approximately 1.57 and 2.55 per share, respectively.

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

Voting

Each holder of each series of preferred stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the number of whole shares of common stock into which such holder’s shares of preferred stock could be converted, as defined below. Except as otherwise required by law, or by the provisions of the Certificate of Incorporation, the holders of preferred stock shall vote together with the holders of common stock as a single class.

Dividends

The holders of Series E-1 and Series F preferred stock are generally not entitled to any dividends. However, no dividends shall be declared or paid on shares of any other classes or series of capital stock of the Company, unless the holders of preferred stock first receive a dividend, with the preferred stock dividend calculated in such a manner that it would result in preferred shareholders receiving stock dividends greater than common stockholders. As of March 31, 2020, no dividends have been declared for either Series E-1 or Series F.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series E-1 or Series F shall be entitled to be paid out of the assets of the Company on a pari passu basis before any payments are made to the holders of common stock.

Conversion

Each share of preferred stock is convertible at the option of the holder by dividing the original issue price by the applicable conversion price. The original issue prices for Series E-1 and Series F were approximately $2.20 and $2.55, respectively. The conversion prices in effect as of March 31, 2020 for Series E-1 and Series F preferred stock are approximately $1.57 and $2.55, respectively, which result in share conversion factors of approximately 1.40 for Series E-1 and 1.00 for Series F. As of March 31, 2020, if all preferred stock converts to common stock, the Company would issue 77,132 and 59,664 shares of common stock to the holders of Series E-1 and Series F, respectively. The above conversion prices are subject to adjustment, as defined in the Certificate of Incorporation.

On April 23, 2020, the outstanding preferred stock of the Company converted as part of the Business Combination with DEAC as described in Note 17.

Redemption

At any time on or after August 17, 2023, with respect to the Series E-1, the Series E-1 majority and with respect to the Series F, the Series F majority (each as defined in the Certificate of Incorporation) may request to redeem the applicable original issue price per share, plus all declared but unpaid dividends on each series of preferred stock, in three annual installments commencing not more than sixty days after receipt by the Company of a written notice requesting redemption. Due to this contingent redemption feature that is outside of the Company’s control and, accordingly, pursuant to ASC 480-10-S99, the preferred shares are recorded at their redemption value, outside of stockholder’s equity (mezzanine equity). Subsequent to the date of the Business Combination Agreement, the instruments will be assessed to determine whether it is probable of the instruments being redeemed as a result of a contingency being resolved. When it is deemed probable, the fair value will be adjusted to the new estimate of the fair value in that period.

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

9.	Common Stock

Per the Company’s Ninth Amended and Restated Certificate of Incorporation, the Company is authorized to issue 735,000 shares of $0.001 par value common stock. As of March 31, 2020 and December 31, 2019, 390,900 and 389,610, respectively, shares of $0.001 par value common stock were issued and outstanding.

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to the preferential dividend rights of the preferred stockholders. No dividends have been declared through March 31, 2020.

10.	Stock-Based Compensation

The Company issues three types of option awards: Time Based, Long Term Incentive Plan (“LTIP”) and Performance-Based Stock Compensation Plan (“PSP”). The Time Based option awards are cliff vesting options that have a term of 10 years and vest over a 4 year period. LTIP awards are performance-based stock compensation that generally utilize long-term financial metrics to incentivize key executives and align growth objectives between executives and the Company. PSP awards are short-term performance-based, depending on the Company’s performance. The LTIP and PSP awards vest based on meeting one or a combination of targets measured through revenue, stock price and annual earnings before interest, taxes, depreciation and amortization targets.

The following table shows stock option activity for the three months ended March 31, 2020 and 2019:

	Number of Options				Weighted-Average Exercise	Weighted-Average Remaining Term	Aggregate Intrinsic
	Time Based	PSP	LTIP	Total	Price	(in Years)	Value

Outstanding at December 31, 2018	66,527	5,161	40,189	111,877	$0.84	8.15	$69,765
Granted	900	—	240	1,140	1.52
Exercised	(265)	—	—	(265)	0.47
Forfeited	(271)	(14)	—	(285)	1.15
Outstanding at March 31, 2019	66,891	5,147	40,429	112,467	$0.84	7.92	$76,079

Outstanding at December 31, 2019	78,772	11,233	45,817	135,822	$1.01	7.64	$203,431
Granted	—	—	—	—	—
Exercised	(1,626)	(20)	—	(1,646)	1.44
Forfeited	(104)	(5)	—	(109)	1.21
Outstanding at March 31, 2020	77,042	11,208	45,817	134,067	$1.02	7.43	$199,665

Vested and Expected to Vest Time Based*				75,318	0.85	6.81	122,259
PSP**				10,714	1.44	8.67	11,480
LTIP**				8,568	1.21	8.17	11,129

**Adjusted for assumed forfeitures.

**Adjusted for assumed forfeitures, excludes expected vesting due to Business Combination.

As of March 31, 2020, total unrecognized stock-based compensation expense of $14,855 related to unvested share-based compensation arrangements granted is expected to be recognized over a weighted-average period of 2.38 years. Total stock-based compensation expense of $4,842 and $4,831 was recognized for the three months ended March 31, 2020 and 2019, respectively.

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

11.	Income Taxes

Three months ended March 31, 2020 and March 31, 2019 comparison:

	Three months ended March 31,
	2020	2019

Provision for income taxes	$9	$8

The effective tax rates for the three months ended March 31, 2020 and 2019 were (.01)% and (.03)%, respectively. The difference between the Company’s effective tax rates for the 2020 and 2019 periods and the U.S. statutory tax rate of 21% was primarily due to nondeductible expenses and a full valuation allowance related to the company’s net deferred tax assets. The Company regularly evaluates the realizability of its deferred tax assets and establishes a valuation allowance if it is more likely than not that some or all the deferred tax assets will not be realized.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”).  The CARES Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19.  As of March 31, 2020, the Company has analyzed the provisions of the CARES Act and determined it did not have a significant impact to the Company.

12.	Related-Party Transactions

Media Purchase Agreement (“MPA”)

In July 2015, the Company entered into a MPA with a related party purchaser for various media placements from 2015 through 2018. The MPA was amended to extend through 2021. The annual commitment for calendar years 2017 through 2021 was $15,000 per year, plus an additional contingent commitment of $5,000 per year. The contingent commitment relates to the Company’s allocation of its non-integration advertising with other advertisers. Effective January 2019, the future minimum commitments related to the MPA were reduced to $15,000 in aggregate through December 31, 2021 ($5,000 per year) and the contingent commitment was removed. If the Company satisfies the $15,000 commitment prior to December 31, 2021, the MPA will expire unless the Company elects to extend the MPA through the next NFL season with no required minimum. The Company recorded expense of $3,470 and $2,128 related to the MPA for the three months ended March 31, 2020 and 2019, respectively, in sales and marketing expenses in the condensed consolidated statements of operations. As of March 31, 2020 and December 31, 2019, $1,563 and $2,413, respectively, of MPA contractual obligations were unpaid and included in accounts payable and accrued expenses in the condensed consolidated balance sheets.

Private Placement Agent

In March 2015, the Company entered into an engagement letter with a related party (the “Private Placement Agent”), pursuant to which the related party served as a private placement agent for DraftKings in connection with DraftKings’ Series E and Series E-1 preferred stock financings. The engagement letter terminated in June 2018. Of the Company’s Series E-1 redeemable convertible preferred stock issued and outstanding, $119,832 and $119,752 as of March 31, 2020 and December 31, 2019, respectively, is held by the related party. Redeemable convertible preferred stock is discussed in Note 8. In connection with the Company’s Series E-1 redeemable convertible preferred stock issuance, no fees were incurred during the three months ended March 31, 2020 and 2019.

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

The Company also entered into an engagement letter in August 2019, as amended in December 2019, with the Private Placement Agent. Pursuant to the engagement letter, the Private Placement Agent has acted as the exclusive financial advisor to DraftKings, and the Company has agreed to pay certain acquisition and financing fees in connection with potential transactions. As of the three-months ended March 31, 2020 and March 31, 2019 the Company incurred $601 and $0, respectively, of fees with the Private Placement Agent.

Receivables from Equity Method Investment

The Company provides office space and general operational support to DKFS, LLC, an equity-method affiliate. The operational support is primarily general and administrative support services. As of March 31, 2020 and December 31, 2019, the Company had $1,040 and $959, respectively, of receivables from the entity related to these services, which are included within current assets in the condensed consolidated balance sheets.

13.	Commitments and Contingencies

Leases

The Company rents its corporate office facilities under long-term lease arrangements in Boston, MA; Las Vegas, NV; Jersey City, NJ; New York, NY and Dublin, Ireland. The terms of the leases include scheduled base rent increases, and obligations to pay for a proportionate share of each property’s operating costs and tax escalations as defined in each lease. The total amount of rental payments due over each lease term is charged to rent expense ratably over the life of each lease.

Total rent expense for the three months ended March 31, 2020 and 2019 was $3,083 and $2,191, respectively.

Future minimum lease payments are as follows:

Years ending December 31,
From April 1, 2020 to December 31, 2020	$7,464
2021	8,300
2022	8,374
2023	8,292
2024	7,310
Thereafter	23,685
Total	$63,425

The rest of this page is intentionally left blank

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

Other Contractual Obligations and Contingencies

The Company is a party to several non-cancelable contracts with vendors where the Company is obligated to make future minimum payments under the terms of these contracts as follows:

Years ending December 31,
From April 1, 2020 to December 31, 2020(a)	$42,184
2021	45,948
2022	24,285
2023	13,689
2024	4,950
Thereafter	4,100
Total	$135,156
(a) 2020 balance includes $14,965 of contingent success fees

In connection with the Business Combination as described in Note 17, the Company has entered into success fee arrangements with third-party advisors that would require the Company to pay the Private Placement Agent, a related party as described in Note 12, a fee of $5,000 for services in connection with the consummation. The Company also has agreements with two separate advisors for a total fee of $2,315 for services in connection with the consummation of the DraftKings Merger.

In addition, as described in Note 6, upon the earlier of (i) an Acquisition, as defined in the Credit Agreement, or (ii) the closing of an initial public offering, in either case, the Company will also be required to pay a success fee to Pacific Western Bank in the amount of $650. This success fee has not been recorded in the condensed consolidated balance sheets or condensed consolidated statement of operations as at March 31, 2020. All contingent success fee became payable when the Business Combination was approved on April 23, 2020.

Litigation

From time to time, and in the ordinary course of business, the Company may be subject to certain claims, charges and litigation. Much of civil litigation to which the Company is a party relates to advertising and consumer protection matters. The majority of these cases were consolidated into a multi-district litigation (“MDL”) in February 2016 in the U.S. District Court for the District of Massachusetts, along with claims against other entities and individuals within the DFS industry (the “DFS defendants”). On November 27, 2019, the Court granted in part and denied in part the DFS defendants’ motions to compel arbitration. The Company intends to vigorously defend itself. While the Company does not believe, based on currently available information, that the outcome of this proceeding will have a material adverse effect on the Company’s financial condition, the outcome could be material to the Company’s financial results for any particular period, depending, in part, upon the results for such period.

Letters of Credit

In connection with the Credit Agreement with Pacific Western Bank, the Company has entered into several letters of credit totaling $4,481 as of March 31, 2020 and December 31, 2019 for the Company’s leases of office space. Refer to Note 6 for further discussion of the Credit Agreement.

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

14.	Revenue Recognition

Deferred Revenue

The Company included deferred revenue within accrued expenses and liabilities to users in the condensed consolidated balance sheets. The deferred revenue balances were as follows:

	Three months ended March 31,
	2020	2019

Deferred revenue, beginning of the period	$20,760	$13,581
Deferred revenue, end of the period	24,094	14,704
Revenue recognized in the period from amounts included in deferred revenue at the beginning of the period	5,470	2,983

Deferred revenue primarily represents contract liabilities related to the Company’s obligation to transfer future value in relation to period transactions in which the Company has received consideration. Such transactions give rise to liabilities when issued to users and are recognized as revenue when those liabilities are resolved. The Company included deferred revenue within accrued expenses and liabilities to users on the condensed consolidated balance sheets at March 31, 2020 and December 31, 2019.

Revenue Disaggregation

Disaggregation of revenue for the three months ended March 31, 2020 and 2019 are as follows:

	Three months ended March 31,
	2020	2019

Online Gaming(a)	$83,705	$65,290
Other	4,837	2,802
Total revenue	$88,542	$68,092

(a)	Online Gaming includes DFS, iGaming and Sportsbook. These revenue streams have similar attributes and the same pattern of recognition.

15. Loss Per Share

The computation of loss per share and weighted-average shares of the Company’s common stock outstanding for the periods presented are as follows:

	Three months ended March 31,
	2020	2019

Net loss	$(68,680)	$(29,554)
Less: accretion of preferred share issuance costs	(246)	(378)
Net loss attributable to common stockholders	$(68,926)	$(29,932)

Basic and diluted weighted-average common shares outstanding	390,620	384,213

Loss per share attributable to common stockholders:
Basic and diluted	$(0.18)	$(0.08)

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

There were no preferred or other dividends declared for the period. For the periods presented, the following securities and Convertible Notes described in Note 7 were not required to be included in the computation of diluted shares outstanding:

	Three months ended March 31,
	2020	2019

Warrants	515	12,264
Stock options	134,067	112,467
Convertible Notes(a)	31,631	—
Total	166,213	124,731

(a)	Represents the conversion of the outstanding balance plus accrued interest divided by the stated conversion price of $3.31. These notes are contingently issuable as of March 31, 2020.

16.	Segment Information

The Company operates in a single segment. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker (“CODM”) in making decisions regarding resource allocation and assessing performance. The Company has determined that its Chief Executive Officer is the CODM. To date, the Company’s CODM has made such decisions and assessed performance at the Company level.

The Company attributes revenue to individual countries based on the location of the Company’s customers. The Company’s products are primarily sold from the United States, Canada, United Kingdom, Germany, Malta, Netherlands, Ireland, Austria and Australia.

The following table presents the Company’s revenue by geographic region for the periods indicated:

	Three months ended March 31,
	2020	2019

United States	$90,810	$67,170
Other	(2,268)	922
Total revenue	$88,542	$68,092

As of March 31, 2020 and December 31, 2019, the Company did not have material assets located outside of the United States.

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

17.	Subsequent Events

Business Combination

On April 23, 2020, the shareholders of DEAC, a Delaware corporation approved the Business Combination, by and among DEAC, DraftKings, SBTech, DEAC Nevada, Merger Sub and certain other parties thereto, pursuant to which (i) DEAC merged with and into DEAC Nevada, with DEAC Nevada surviving the merger (the “reincorporation”), (ii) following the reincorporation, Merger Sub merged with and into DraftKings, with DraftKings surviving the merger (the “DK Merger”) and the stockholders of DraftKings received shares of Class A common stock and one stockholder of DraftKings also received shares of Class B common stock of New DraftKings (as defined below) and (iii) immediately following the DK Merger, DEAC Nevada acquired all of the issued and outstanding share capital of SBTech for a combination of cash and stock consideration. DraftKings and SBTech are now wholly-owned subsidiaries of DEAC Nevada, which was renamed “DraftKings Inc.” and is referred to herein as “New DraftKings”. The Business Combination resulted in the Company receiving $484,886 in gross proceeds on April 24, 2020.

Under the BCA, DEAC agreed to combine with DraftKings and SBTech for approximately $2,700,000, of which (a) approximately $2,055,000  was paid to (i) the current equity holders of DraftKings and (ii) holders of vested options and warrants exercisable for DraftKings equity in the form of newly issued options and warrants of New DraftKings exercisable for New DraftKings Class A common stock and (b) approximately €590,000 paid to the SBTech shareholders and holders of vested in-the-money options exercisable for equity of SBTech, consisting of  (i) €180,000 in cash, subject to customary net debt and working capital adjustments, as well as certain other specified items (the “Cash Consideration”) in respect of the SBTech shares and 30% of the in-the-money vested SBTech options (“Cashed-Out SBTech Options”) and (ii) approximately €410,000 in the form of shares of New DraftKings Class A common stock, and in the form of newly issued in-the-money vested options of New DraftKings exercisable for New DraftKings Class A common stock. Outstanding options exercisable for DraftKings or SBTech equity (other than Cashed-Out SBTech Options, for which the holders will receive a portion of the Cash Consideration for such options) were converted into options exercisable for shares of New DraftKings Class A common stock. After the execution of the BCA, but before the Closing, DraftKings granted restricted stock units to certain of its employees, which were converted into restricted stock units denominated in New DraftKings Class A common stock.

Upon the Closing, the mandatory conversion feature upon a business combination was triggered for the Convertible Notes described in Note 7, causing a conversion of the $109,165 outstanding principal amount of these Convertible Notes and any unpaid accrued interest in equity securities at a specified price. The noteholders received 11,254 shares of Class A common stock in New DraftKings as result of the conversion.

Upon the Closing, the Redeemable Convertible Preferred Stock described in Note 8 was exchanged as part of the consideration to the Company. The 114,564 shares of outstanding Series E-1 and F preferred redeemable stock were exchanged for 136,796 New DraftKings Class A common stock. The remaining DraftKings common stock holders received 139,731 shares of New DraftKings Class A common stock.

Immediately prior to the Closing, the Company issued 393,014 shares of Class B common stock to Mr. Robins. Upon the Closing, the Class B common stock of DraftKings was exchanged for 393,014 shares of Class B common stock of New DraftKings. Such shares carry 10 votes per share and allow Jason Robins to have 90% of the voting power of the capital stock of New DraftKings on a fully-diluted basis. As these shares have no economic or participating rights, they will be excluded from the calculation of earnings per share of New DraftKings.

DRAFTKINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands, except per share data)

New DraftKings has adopted a dual class stock structure comparable to the one in effect at DraftKings as of immediately prior to the Closing, comprised of Class A common stock, which carries one vote per share, and Class B common stock, which carries 10 votes per share. All stockholders of New DraftKings only hold shares of New DraftKings Class A common stock, except for Mr. Robins, who holds shares of New DraftKings Class A common stock and shares of New DraftKings Class B common stock.

The following securities of New DraftKings were issued in the reincorporation: (i) 50,000 shares of New DraftKings Class A common stock, representing (a) currently issued and outstanding public shares of DEAC, and (b) shares of DEAC Class A common stock that were issued immediately prior to the reincorporation upon conversion of 10,000 shares of DEAC Class B common stock and (ii) 19,666 shares of New DraftKings Class A common stock underlying the 19,666 warrants to purchase shares of DEAC Class A common stock that were converted into warrants to purchase shares of New DraftKings Class A common stock in connection with the Business Combination.

The Company considers events or transactions that occur after the balance sheet date, but before the condensed consolidated financial statements are issued, to provide additional evidence relative to certain estimates or identify matters that require additional disclosures. The Company evaluated subsequent events through May 15, 2020, the date on which the condensed consolidated financial statements were available to be issued. The condensed consolidated financial statements reflect those material items that arose after the balance sheet date, but prior to this date that would be considered recognized subsequent events.